Contact:    Barbara B. Lucas
                                                Senior Vice President
                                                Public Affairs
                                                410-716-2980

                                                Mark M. Rothleitner
                                                Vice President
                                                Investor Relations and Treasurer
                                                410-716-3979

FOR IMMEDIATE RELEASE:  Wednesday, October 27, 2004

Subject: Black & Decker Reports a Record $1.35 Earnings Per Share From Continuing Operations and 15% Increase in Sales to a Record $1.28 Billion for Third Quarter 2004; Elects Mark H. Willes to Board; Declares Regular Quarterly Cash Dividend

Towson, MD - The Black & Decker Corporation (NYSE: BDK) today announced that net earnings from continuing operations for the third quarter of 2004 were a record $111.3 million or $1.35 per diluted share, versus $73.2 million or $0.94 per diluted share in the third quarter of 2003. Excluding restructuring charges in the prior year, diluted earnings per share from continuing operations increased 18%.

     Sales from continuing operations increased 15% for the quarter to a record $1.28 billion, or 9% excluding the effects of acquisitions. Foreign currency translation had a 3% positive impact on sales. Free cash flow was $82 million for the quarter and $205 million year-to-date, an increase of $115 million versus the first nine months of 2003.

                                     (more)

Page Two

     Nolan D. Archibald, Chairman and Chief Executive Officer, commented, "Despite a tough comparison to record performance last year, we grew earnings per share by more than 18% for the tenth straight quarter. Our record sales performance reflects strong growth in all three of our business segments, and the U.S. DEWALT Professional Products division posted a double-digit sales increase for the fourth consecutive quarter. Operating margin increased 80 basis points, excluding restructuring charges in 2003, as restructuring benefits, productivity, and favorable foreign exchange outweighed increases in raw material costs.

     "Sales and operating profit in the Power Tools and Accessories segment increased 6% and 24%, respectively. In the third quarter, DEWALT sales in the U.S. increased across all product categories, with particularly strong growth in the equipment and cordless lines. Due primarily to the timing of orders, sales of Black & Decker(R) consumer products decreased. Consumer sales, however, increased at a mid-single-digit rate for the year-to-date period, and we expect solid growth in the fourth quarter. Sales increased at a mid-single-digit rate in Europe and at a double-digit rate in Latin America and Asia. Higher gross margins drove a 200 basis-point improvement in operating margins for the segment.

     "Sales in the Hardware and Home Improvement segment increased 7% for the quarter excluding the acquisition of Baldwin Hardware Corporation and Weiser Lock Corporation. Price Pfister sales increased at a double-digit rate, reflecting continued success at a key retailer, and Kwikset sales increased at a low-single-digit rate. The integration of Baldwin and Weiser is proceeding as planned, and these divisions contributed strong sales and operating profit. For the segment, operating profit increased over 50%, due to the acquisition and operating margin improvement.

     "Sales in the Fastening and Assembly Systems segment increased 13%, or 9% excluding the acquisition of MasterFix. Sales increased in most key divisions and product lines, and were particularly strong in North America and Asia. Operating profit in this segment increased 2%, as operating margin declined due to commodity price increases.

                                     (more)

Page Three

     "As previously announced, we completed the acquisition of the Tools Group from Pentair, Inc. (NYSE:PNR) in early October. Our track record of improving businesses, including the successful integration of Baldwin and Weiser, gives us confidence that we can create significant value through this acquisition. Our integration team is moving quickly to realize synergies with our DEWALT professional business. We continue to expect that the acquisition will yield $65 million of cost savings and $1.00 of diluted earnings per share over the next three years. Due to the timing of the closing, we now expect incremental EPS accretion of approximately $0.10 in the fourth quarter, $0.40 in 2005, $0.25 in 2006, and $0.25 in 2007.

     "Looking forward, we are excited about our new products, including the DEWALT(R) cordless finishing nailer, launched in August, and the AutoTape(TM) automatic tape measure for the consumer market. For both the fourth quarter and full year, we are forecasting a mid-single-digit rate of sales growth excluding currency translation and acquisitions and a double-digit growth rate including those factors. Based on our expectations for organic sales growth and margin improvement, combined with the Tools Group acquisition, we anticipate diluted earnings per share from continuing operations in the ranges of $1.53-to-$1.58 for the fourth quarter and $5.33-to-$5.38 for the full year. This guidance represents an increase from our previous forecast and full-year EPS growth in excess of 34%. In addition, we now expect to convert approximately 100% of full-year net earnings to free cash flow.

     "With regard to 2005, we expect our fourth straight year of double-digit earnings growth, with earnings from continuing operations of approximately $6.00 per diluted share. Key assumptions in our forecast include stable economic conditions, accretion from the Tools Group acquisition, and rising commodity and pension costs. We will provide more detailed guidance for 2005 in January.

     "Black & Decker's formula of product innovation, end-user focus, and cost reduction has continued to dramatically improve our earnings and cash flow. Our outstanding cash flow enabled us to acquire Pentair's Tools Group, and thereby capitalize on our core strengths to create value. Aided by a strong balance sheet, we will continue evaluating acquisition opportunities to take advantage of our market leadership and operating excellence. Through steady execution of our strategy and stewardship of capital, we intend to continue generating outstanding returns for our shareholders."

                                     (more)

Page Four

     The Corporation also announced that Mark H. Willes, 63, has been elected to the Corporation's Board of Directors. The retired chairman, president, and chief executive officer of The Times Mirror Company previously served as a director of the Corporation from 1990 to 2001. During his distinguished business career, Mr. Willes also served as president, chief operations officer, and vice chairman of General Mills and as president of the Federal Reserve Bank of Minneapolis. Commenting on Mr. Willes's election, Mr. Archibald said, "We are delighted to welcome Mark Willes back to the board. His extensive experience in business and economics, as well as his in-depth knowledge of Black & Decker, will prove extremely valuable."

     The Corporation also announced that its Board of Directors declared a quarterly cash dividend of $0.21 per share of the Corporation's outstanding common stock payable December 31, 2004, to stockholders of record at the close of business on December 17, 2004.

     The Corporation will hold a conference call today at 10:00 a.m., E.T., to discuss third-quarter results and the outlook for the remainder of 2004. Investors can listen to the conference call by visiting http://www.bdk.com and clicking on the icon labeled "Live Webcast." Listeners should log-in at least ten minutes prior to the beginning of the event to assure timely access. A replay of the call will be available at http://www.bdk.com.

     This  release  includes  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. By their nature, all forward-looking statements involve risks and uncertainties. For a more detailed discussion of the risks and uncertainties that may affect Black & Decker's operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review the "Forward-Looking Statements" sections in Black & Decker's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

                                     (more)

Page Five

     This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release is a reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

     Black & Decker is a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems.

                                      # # #

                THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF EARNINGS
                 (Dollars in Millions Except Per Share Amounts)


                                                        Three Months Ended
                                                 -------------------------------
                                                 September 26,    September 28,
                                                          2004             2003
                                                 --------------   --------------

SALES                                            $     1,282.5    $     1,115.8
  Cost of goods sold                                     809.2            720.2
  Selling, general, and
     administrative expenses                             315.3            266.9
  Restructuring and exit costs                               -             21.0
                                                 --------------   --------------
OPERATING INCOME                                         158.0            107.7
  Interest expense (net of
     interest income)                                      4.1              7.6
  Other expense                                            1.4               .3
                                                 --------------   --------------
EARNINGS FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES                                 152.5             99.8
  Income taxes                                            41.2             26.6
                                                 --------------   --------------
NET EARNINGS FROM CONTINUING OPERATIONS                  111.3             73.2

DISCONTINUED OPERATIONS (NET OF INCOME TAXES):
  Earnings of discontinued operations                       .2              1.2
  Gain on sale of discontinued operations                  1.0                -
                                                 --------------   --------------
NET EARNINGS FROM DISCONTINUED OPERATIONS                  1.2              1.2
                                                 --------------   --------------
NET EARNINGS                                     $       112.5    $        74.4
                                                 ==============   ==============


BASIC EARNINGS PER COMMON SHARE
  Continuing operations                          $        1.38    $         .94
  Discontinued operations                                  .02              .02
                                                 --------------   --------------
NET EARNINGS PER COMMON SHARE -
     BASIC                                       $        1.40    $         .96
                                                 ==============   ==============

Shares Used in Computing Basic Earnings
     Per Share (in Millions)                              80.1             77.7
                                                 ==============   ==============


DILUTED EARNINGS PER COMMON SHARE
  Continuing operations                          $        1.35    $         .94
  Discontinued operations                                  .02              .01
                                                 --------------   --------------
NET EARNINGS PER COMMON SHARE -
     ASSUMING DILUTION                           $        1.37    $         .95
                                                 ==============   ==============

Shares Used in Computing Diluted Earnings
     Per Share (in Millions)                              82.3             78.0
                                                 ==============   ==============

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF EARNINGS
                 (Dollars in Millions Except Per Share Amounts)


                                                        Nine Months Ended
                                                 -------------------------------
                                                 September 26,    September 28,
                                                          2004             2003
                                                 --------------   --------------

SALES                                            $     3,673.0    $     3,145.1
  Cost of goods sold                                   2,309.3          2,023.5
  Selling, general, and
     administrative expenses                             926.4            810.3
  Restructuring and exit costs                               -             21.6
                                                 --------------   --------------
OPERATING INCOME                                         437.3            289.7
  Interest expense (net of
     interest income)                                     13.8             27.4
  Other expense                                            2.4              2.6
                                                 --------------   --------------
EARNINGS FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES                                 421.1            259.7
  Income taxes                                           113.7             68.7
                                                 --------------   --------------
NET EARNINGS FROM CONTINUING OPERATIONS                  307.4            191.0

DISCONTINUED OPERATIONS (NET OF INCOME TAXES):
  Earnings of discontinued operations                       .6              2.5
  Gain on sale of discontinued operations
     (net of impairment charge of $24.4)                  12.7                -
                                                 --------------   --------------
NET EARNINGS FROM DISCONTINUED OPERATIONS                 13.3              2.5
                                                 --------------   --------------
NET EARNINGS                                     $       320.7    $       193.5
                                                 ==============   ==============


BASIC EARNINGS PER COMMON SHARE
  Continuing operations                          $        3.88    $        2.45
  Discontinued operations                                  .16              .03
                                                 --------------   --------------
NET EARNINGS PER COMMON SHARE -
     BASIC                                       $        4.04    $        2.48
                                                 ==============   ==============

Shares Used in Computing Basic Earnings
     Per Share (in Millions)                              79.3             77.9
                                                 ==============   ==============


DILUTED EARNINGS PER COMMON SHARE
  Continuing operations                          $        3.80    $        2.45
  Discontinued operations                                  .16              .03
                                                 --------------   --------------
NET EARNINGS PER COMMON SHARE -
     ASSUMING DILUTION                           $        3.96    $        2.48
                                                 ==============   ==============

Shares Used in Computing Diluted Earnings
     Per Share (in Millions)                              80.9             78.1
                                                 ==============   ==============

                THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              (Millions of Dollars)



                                                 September 26,     December 31,
                                                          2004             2003
                                                 --------------   --------------

ASSETS
Cash and cash equivalents                        $       626.4    $       308.2
Trade receivables                                        982.7            808.6
Inventories                                              903.4            709.9
Current assets of discontinued operations                 66.3            160.2
Other current assets                                     179.8            216.1
                                                 --------------   --------------
     TOTAL CURRENT ASSETS                              2,758.6          2,203.0
                                                 --------------   --------------

PROPERTY, PLANT, AND EQUIPMENT                           613.9            660.2
GOODWILL                                                 786.6            771.7
OTHER ASSETS                                             578.8            587.6
                                                 --------------   --------------
                                                 $     4,737.9    $     4,222.5
                                                 ==============   ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings                            $         2.8    $          .1
Current maturities of long-term debt                        .4               .4
Trade accounts payable                                   508.1            379.8
Current liabilities of discontinued operations            29.8             38.0
Other accrued liabilities                                880.2            893.8
                                                 --------------   --------------
     TOTAL CURRENT LIABILITIES                         1,421.3          1,312.1
                                                 --------------   --------------

LONG-TERM DEBT                                           909.8            915.6
DEFERRED INCOME TAXES                                    180.8            179.8
POSTRETIREMENT BENEFITS                                  460.7            451.9
OTHER LONG-TERM LIABILITIES                              506.7            516.6
STOCKHOLDERS' EQUITY                                   1,258.6            846.5
                                                 --------------   --------------
                                                 $     4,737.9    $     4,222.5
                                                 ==============   ==============

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                SUPPLEMENTAL INFORMATION ABOUT BUSINESS SEGMENTS
                              (Millions of Dollars)

                                               Reportable Business Segments
                                        ----------------------------------------------
                                              Power     Hardware   Fastening               Currency       Corporate,
                                            Tools &       & Home  & Assembly            Translation     Adjustments,
Three Months Ended September 26, 2004   Accessories  Improvement     Systems     Total  Adjustments   & Eliminations   Consolidated
------------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated customers            $  854.4       $248.3     $142.4   $1,245.1      $ 37.4           $    -        $1,282.5
Segment profit (loss) (for Consoli-
   dated, operating income)                   121.2         38.0       17.5      176.7         4.1            (22.8)          158.0
Depreciation and amortization                  20.4          6.1        4.2       30.7          .9              2.2            33.8
Capital expenditures                           14.9          8.9        3.7       27.5          .7               .1            28.3

Three Months Ended September 28, 2003
------------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated customers            $  808.5       $174.3     $126.3   $1,109.1      $  6.7           $    -        $1,115.8
Segment profit (loss) (for Consoli-
   dated, operating income
   before restructuring and exit costs)        98.1         25.1       17.2      140.4         (.4)           (11.3)          128.7
Depreciation and amortization                  21.2          4.7        3.9       29.8          .2               .8            30.8
Capital expenditures                           23.0           .8        3.1       26.9          .4               .2            27.5


Nine Months Ended September 26, 2004
------------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated customers            $2,420.3       $704.6     $432.8   $3,557.7      $115.3           $    -        $3,673.0
Segment profit (loss) (for Consoli-
   dated, operating income)                   320.2        111.3       57.8      489.3        10.9            (62.9)          437.3
Depreciation and amortization                  59.1         21.3       12.5       92.9         2.9              7.2           103.0
Capital expenditures                           46.0         17.2        8.2       71.4         1.9               .7            74.0

Nine Months Ended September 28, 2003
------------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated customers            $2,261.1       $486.5     $391.5   $3,139.1       $  6.0          $    -        $3,145.1
Segment profit (loss) (for Consoli-
   dated, operating income
   before restructuring and exit costs)       244.9         55.0       55.8      355.7           .4           (44.8)          311.3
Depreciation and amortization                  61.5         18.2       11.7       91.4           .3             9.0           100.7
Capital expenditures                           53.9         13.2        9.7       76.8           .3              .7            77.8


The reconciliation of segment profit to the Corporation's earnings from continuing operations before income taxes for each period, in millions of dollars, is as follows:

                                            Three Months Ended                Nine Months Ended
------------------------------------------------------------------------------------------------------
                                       September 26,   September 28,    September 26,   September 28,
                                                2004            2003             2004            2003
------------------------------------------------------------------------------------------------------
Segment profit for total reportable
   business segments                          $176.7          $140.4           $489.3          $355.7
Items excluded from segment profit:
   Adjustment of budgeted foreign
     exchange rates to actual rates              4.1             (.4)            10.9              .4
   Depreciation of Corporate property            (.3)            (.3)            (1.0)            (.8)
   Adjustment to businesses'
     postretirement benefit expenses
     booked in consolidation                      .1             3.8               .4            11.5
   Other adjustments booked in
     consolidation directly related to
     reportable business segments               (3.1)            1.0             (8.6)           (9.0)
Amounts allocated to businesses in
   arriving at segment profit in excess
   of (less than) Corporate center
   operating expenses, eliminations,
   and other amounts identified above          (19.5)          (15.8)           (53.7)          (46.5)
------------------------------------------------------------------------------------------------------
   Operating income before restructuring
     and exit costs                            158.0           128.7            437.3           311.3
Restructuring and exit costs                       -            21.0                -            21.6
------------------------------------------------------------------------------------------------------
   Operating income                            158.0           107.7            437.3           289.7
Interest expense, net of interest income         4.1             7.6             13.8            27.4
Other expense                                    1.4              .3              2.4             2.6
------------------------------------------------------------------------------------------------------
   Earnings from continuing operations
     before income taxes                      $152.5          $ 99.8           $421.1          $259.7
======================================================================================================

BASIS OF PRESENTATION:

     The Corporation operates in three reportable business segments: Power Tools and Accessories, Hardware and Home Improvement, and Fastening and Assembly Systems. The Power Tools and Accessories segment has worldwide responsibility for the manufacture and sale of consumer and professional power tools and accessories, electric cleaning and lighting products, and electric lawn and garden tools, as well as for product service. In addition, the Power Tools and Accessories segment has responsibility for the sale of security hardware to customers in Mexico, Central America, the Caribbean, and South America; for the sale of plumbing products to customers outside the United States and Canada; and for sales of household products. The Hardware and Home Improvement segment has worldwide responsibility for the manufacture and sale of security hardware (except for the sale of security hardware in Mexico, Central America, the Caribbean, and South America). On September 30, 2003, the Corporation acquired Baldwin Hardware Corporation and Weiser Lock Corporation. These acquired businesses are included in the Hardware and Home Improvement segment. The
Hardware and Home Improvement segment also has responsibility for the manufacture of plumbing products and for the sale of plumbing products to customers in the United States and Canada. The Fastening and Assembly Systems segment has worldwide responsibility for the manufacture and sale of fastening and assembly systems.

     In January 2004, the Corporation sold two components of its European security hardware business. The divested businesses and the remaining portion that is held for sale are treated as discontinued operations in the
Corporation's consolidated financial statements. Sales, segment profit, depreciation and amortization, and capital expenditures set forth in the preceding tables exclude the results of the discontinued operations.

     The Corporation assesses the performance of its reportable business segments based upon a number of factors, including segment profit. In general, segments follow the same accounting policies as those described in Note 1 of Notes to Consolidated Financial Statements included in Item 8 of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, except with respect to foreign currency translation and except as further indicated below. The financial statements of a segment's operating units located outside of the United States, except those units operating in highly inflationary economies, are generally measured using the local currency as the functional currency. For these units located outside of the United States, segment assets and elements of segment profit are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually and, once established, all prior period segment data is restated to reflect the current year's budgeted rates of exchange. The amounts included in the preceding tables under the captions "Reportable Business Segments" and "Corporate, Adjustments, & Eliminations" are reflected at the Corporation's budgeted rates of exchange for 2004. The amounts included in the preceding tables under the caption "Currency Translation Adjustments" represent the difference between consolidated amounts determined using those budgeted rates of exchange and those determined based upon the rates of exchange applicable under accounting principles generally accepted in the United States.

     Segment profit excludes interest income and expense, non-operating income and expense, adjustments to eliminate intercompany profit in inventory, and income tax expense. In addition, segment profit excludes restructuring and exit costs. In determining segment profit, expenses relating to pension and other postretirement benefits are based solely upon estimated service costs. Corporate expenses, as well as certain centrally managed expenses, are allocated to each reportable segment based upon budgeted amounts. While sales and transfers between segments are accounted for at cost plus a reasonable profit, the effects of intersegment sales are excluded from the computation of segment profit. Intercompany profit in inventory is excluded from segment assets and is recognized as a reduction of cost of goods sold by the selling segment when the related inventory is sold to an unaffiliated customer. Because the Corporation compensates the management of its various businesses on, among other factors, segment profit, the Corporation may elect to record certain segment-related expense items of an unusual or non-recurring nature in consolidation rather than reflect such items in segment profit. In addition, certain segment-related items of income or expense may be recorded in consolidation in one period and transferred to the various segments in a later period.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE:

     To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the Corporation provides additional measures of operating results, net earnings, and earnings per share adjusted to exclude certain costs, expenses, and gains and losses, as well as to exclude effects of acquired businesses on sales. The Corporation believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for its future performance.

     This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.


Diluted earnings per share from continuing operations,  excluding  restructuring
--------------------------------------------------------------------------------
charges:
--------

     The calculation of diluted earnings per share from continuing operations, excluding restructuring charges for the quarters ended September 26, 2004 and September 28, 2003, follows (dollars in millions except per share amounts):

                                                       Three Months Ended
                                                 September 26,    September 28,
                                                          2004             2003
                                                      ---------        ---------
  Net earnings from continuing operations             $  111.3         $   73.2
  Excluding:
    Restructuring and exit costs,
      net of tax                                             -             15.3
                                                      ---------        ---------
  Net earnings from continuing operations,
    excluding restructuring and exit costs            $  111.3         $   88.5
                                                      =========        =========

  Diluted earnings per common share from
    continuing operations                             $   1.35         $    .94
  Excluding:
    Restructuring and exit costs, net of tax,
      per common share - assuming dilution                   -              .20
                                                      ---------        ---------
  Net earnings, excluding restructuring and
    exit costs, per common share - assuming
    dilution                                          $   1.35         $   1.14
                                                      =========        =========
  Shares used in computing diluted earnings
    per share (in millions)                               82.3             78.0
                                                      =========        =========

Sales, excluding the effects of acquired businesses:
----------------------------------------------------

This press release indicates that sales from continuing operations increased 9% during the three months ended September 26, 2004, as compared to the corresponding period in the prior year, excluding the effects of acquisitions. The determination of the aforementioned growth in sales, excluding sales of acquired businesses, is determined by deducting $67.7 million of sales of the acquired businesses that were recognized during the three-month period ended September 26, 2004.

Free cash flow for the three months ended September 26, 2004 and the nine months
--------------------------------------------------------------------------------
ended September 26, 2004 and September 28, 2003:
------------------------------------------------

     The calculation of free cash flow, which is defined by the Corporation as cash flow from operating activities, less capital expenditures, plus proceeds from the disposal of assets (excluding proceeds from business sales), for the three months ended September 26, 2004 and the nine months ended September 26, 2004 and September 28, 2003, follows (dollars in millions):

                                                     Three Months Ended
                                                          September 26,
                                                                   2004
                                                               --------
  Cash flow from operating activities                          $  110.1
  Capital expenditures                                            (28.8)
  Proceeds from disposals of assets                                  .7
                                                               ---------
  Free cash flow                                               $   82.0
                                                               =========


                                                        Nine Months Ended
                                                 September 26,    September 28,
                                                          2004             2003
                                                      ---------        ---------
  Cash flow from operating activities                 $  264.3         $  160.1
  Capital expenditures                                   (75.2)           (79.5)
  Proceeds from disposals of assets                       16.1              9.7
                                                      ---------        ---------
  Free cash flow                                      $  205.2         $   90.3
                                                      =========        =========

Capital expenditures and proceeds from disposal of assets include amounts associated with discontinued operations.

Operating Margin, excluding restructuring charges:
--------------------------------------------------

     This press release indicates that operating margin, excluding restructuring charges, increased 80 basis points during the three months ended September 26, 2004, as compared to the corresponding period in the prior year. The calculation of operating margin, excluding restructuring charges, which is defined by the Corporation as operating income, excluding restructuring and exit costs, as a percentage of sales, for the three months ended September 26, 2004 and September 28, 2003, follows (dollars in millions):

                                                Three Months Ended
                                    September 26, 2004      September 28, 2003
                                   ---------------------   ---------------------
                                              Operating               Operating
                                                 Margin                  Margin
                                              ----------              ----------
  Sales                            $1,282.5                $1,115.8

  Operating income                    158.0        12.3%      107.7         9.6%
  Excluding:
    Restructuring and exit costs          -           -        21.0         1.9%
                                   ---------  ----------   ---------  ----------
  Operating income, excluding
    restructuring and exit costs   $  158.0        12.3%   $  128.7        11.5%
                                   =========  ==========   =========  ==========


Segment sales, excluding the effects of acquired businesses:
------------------------------------------------------------

     As more fully described in this press release under the caption "Supplemental Information About Business Segments - Basis of Presentation", elements of segment profit, including sales, for units located outside of the United States are generally measured using the local currency as the functional currency. For these units, sales are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually and, once established, all prior period segment data is restated to reflect the current year's budgeted rates of exchange. Amounts included on the line entitled "Sales to unaffiliated customers" under the heading "Reportable Business Segments" in the first table under the caption "Supplemental Information About Business Segments" are reflected at the Corporation's budgeted rates of exchange for 2004.

     This press release indicates that the Hardware and Home Improvement segment reported a 7% sales increase for the three months ended September 26, 2004, as compared to the corresponding period in the prior year, excluding the acquisition of Baldwin and Weiser. The determination of the aforementioned growth in sales, excluding the acquisition of Baldwin and Weiser, is as follows (dollars in millions):

                                                        Three Months Ended
                                                  September 26,   September 28,
                                                           2004            2003
                                                       ---------       ---------
  Hardware and Home Improvement segment sales
    as translated at budgeted rates of exchange        $  248.3        $  174.3
  Sales of acquired businesses as translated at
    budgeted rates of exchange                            (61.4)              -
                                                       ---------       ---------
  Hardware and Home Improvement segment sales,
    excluding sales of acquired businesses, as
    translated at budgeted rates of exchange           $  186.9        $  174.3
                                                       =========       =========

     This press release indicates that the Fastening and Assembly Systems segment reported a 9% sales increase for the three months ended September 26, 2004, as compared to the corresponding period in the prior year, excluding the acquisition of MasterFix. The determination of the aforementioned growth in sales, excluding the acquisition of MasterFix, is as follows (dollars in millions):

                                                        Three Months Ended
                                                  September 26,   September 28,
                                                           2004            2003
                                                       ---------       ---------
  Fastening and Assembly Systems segment sales
    as translated at budgeted rates of exchange        $  142.4        $  126.3
  Sales of acquired business as translated at
    budgeted rates of exchange                             (4.9)              -
                                                       ---------       ---------
  Fastening and Assembly Systems segment sales,
    excluding sales of acquired business, as
    translated at budgeted rates of exchange           $  137.5        $  126.3
                                                       =========       =========